FOR IMMEDIATE RELEASE
February 2, 2006

For further information contact:
Craig Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510

                             KEARNY FINANCIAL CORP.
                  REPORTS SECOND QUARTER 2006 OPERATING RESULTS

Fairfield,  New Jersey,  February 2, 2006 - Kearny Financial Corp.  (Nasdaq NMS:
KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank (the "Bank"), today reported net income for the quarter ended December 31, 2005 of $2.3 million, a decrease of 23.3%, compared with $3.0 million for the quarter ended September 30, 2005 and a decrease of 28.1%, compared with $3.2 million reported for the quarter ended December 31, 2004. Net income for the six months ended December 31, 2005 was $5.3 million, a decrease of 24.3%, from $7.0 million for the six months ended December 31, 2004.

The Company completed its initial public offering during the quarter ended March 31, 2005. A total of 21,821,250 shares, representing 30% of the outstanding common stock, were sold to eligible subscribers, including 1,745,700 shares issued to the Kearny Federal Savings Bank Employee Stock Ownership Plan. The remaining 70% of the Company continues to be held by Kearny MHC, the mutual holding company parent of the Company. Net proceeds of the offering were $214.6 million. Shares of the Company began trading on the Nasdaq National Market under the symbol "KRNY" on February 24, 2005.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 26 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean counties, New Jersey. At December 31, 2005, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.06 billion, $1.48 billion and $506.4 million, respectively.

The following is a financial overview of the results for the quarter ended December 31, 2005:

Net Interest Income
-------------------

Net interest income for the quarter ended December 31, 2005 was $12.5 million, a decrease of 2.3%, compared to $12.8 million for the quarter ended September 30, 2005 and a decrease of 1.6%, from $12.7 million reported for the quarter ended December 31, 2004. The Bank's net interest margin for the quarter ended December 31, 2005 was 2.61%. This compares to 2.63% for the quarter ended September 30, 2005 and 2.89% reported for the quarter ended December 31, 2004.

The Company attributes the decrease in net interest income between linked quarters and compared to the quarter ended December 31, 2004, to the competitive market for deposits, which increased the Bank's cost of funds. At the same time, interest-bearing liabilities repriced at a rate faster than interest-earning assets, further depressing the Bank's net interest margin. Despite strong growth in the loan portfolio between linked quarters and compared to the quarter ended December 31, 2004, a flattening Treasury yield curve hindered the Bank's efforts to offset increasing interest expense. While interest income remained unchanged at $22.0 million for the quarters ended December 31, 2005 and September 30, 2005, interest expense increased 3.8% to

$9.5 million, from $9.2 million between linked quarters. Interest income for the quarter ended December 31, 2005 increased 11.1%, to $22.0 million from $19.8 million for the quarter ended December 31, 2004. However, interest expense for the quarter ended December 31, 2005 increased 31.9%, to $9.5 million from $7.2 million for the quarter ended December 31, 2004.

Non-interest Income
-------------------

Non-interest income attributed to fees, service charges and miscellaneous income increased $110,000, or 21.7%, to $617,000 for the quarter ended December 31, 2005, compared to $507,000 for the quarter ended September 30, 2005. For the quarter ended December 31, 2004, non-interest income attributed to fees, service charges and miscellaneous income was $410,000. The increase in non-interest income between linked quarters and compared to the quarter ended December 31, 2004, was due primarily to income realized from additional bank owned life insurance purchased during both of the two most recent quarters, plus a non-recurring mortgage prepayment penalty of $73,000.

There was no non-interest income from gains on the sale of securities during the quarter ended December 31, 2005, compared to non-interest income from gains on the sale of securities of $86,000 for the quarter ended September 30, 2005. There was no non-interest income from gains on the sale of securities during the quarter ended December 31, 2004.

Non-interest Expense
--------------------

Non-interest expense increased $760,000, or 8.1%, to $10.1 million for the quarter ended December 31, 2005, from $9.4 million for the quarter ended September 30, 2005. Non-interest expense increased $1.3 million, or 14.8%, from $8.8 million for the quarter ended December 31, 2004 to $10.1 million for the quarter ended December 31, 2005. The increase in non-interest expense between linked quarters resulted primarily from higher salaries and employee benefits, nominally higher equipment expense, a slight increase in advertising expense and higher miscellaneous expenses, partially offset by lower office occupancy expense. The increase in non-interest expense compared to the quarter ended December 31, 2004 resulted primarily from higher salaries and employee benefits and higher miscellaneous expenses.

The quarter ended December 31, 2005 contained for the first time, expense attributed to stock benefit plans approved at the Company's annual meeting held in October 2005. The expense recorded, as a component of salaries and employee benefits, was $575,000. The quarters ended December 31, 2005 and September 30, 2005 both contained employee stock ownership plan ("ESOP") compensation expense of $440,000 and $437,000, respectively; also recorded as a component of salaries and employee benefits, while the quarter ended December 31, 2004 did not include this expense category. The Bank established the ESOP plan during the initial public offering completed in February 2005, purchasing 1.7 million shares in the IPO.

Miscellaneous expenses were $1.2 million in the quarter ended December 31, 2005, compared to $979,000 and $928,000 for the quarters ended September 30, 2005 and December 31, 2004, respectively. Miscellaneous expenses included higher legal fees, audit and accounting fees and expenses attributed to the annual meeting, all of which are costs associated with being a public company.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred fees and the allowance for loan losses, increased $30.6 million, or 5.1%, to $628.1 million at December 31, 2005, from $597.5 million at September 30, 2005. The increase came in one-to-four family mortgage loans, particularly first mortgages and home equity loans. The increase also came in construction loans, for both one-to-four family and multi-family structures. To a lesser extent, there were increases in non-residential mortgage loans, multi-family mortgage loans and commercial business loans. During the quarter, there was a nominal decrease in home equity lines of credit.

The provision for loan losses was $64,000 for the quarter ended December 31, 2005. Total loans increased to $632.7 million at December 31, 2005 from $602.1 million at September 30, 2005. Non-performing loans were $1.2 million, or 0.2% of total loans at December 31, 2005, as compared to $2.0 million, or 0.33% of total loans at September 30, 2005. The allowance for loan losses as a percentage of total loans outstanding was 0.88% at December 31, 2005 and 0.91% at September 30, 2005, reflecting allowance balances of $5.6 million and $5.5 million, respectively.

Securities
----------

Mortgage-backed securities held to maturity decreased by $28.2 million, or 3.8%, to $718.0 million at December 31, 2005, from $746.2 million at September 30, 2005. Cash flow from monthly principal and interest payments was used to fund loan originations and deposit outflows during the quarter.

The carrying value of securities available for sale increased to $26.7 million at December 31, 2005, from $25.5 million at September 30, 2005, due to mark-to-market adjustments reflecting increases in the value of the investments in the available for sale portfolio.

Investment securities held to maturity decreased $1.8 million, or 0.4%, to $461.8 million at December 31, 2005, from $463.6 million at September 30, 2005. The decrease came in the municipal bond category, with proceeds from maturing bonds used to fund deposit outflows during the quarter.

Deposits
--------

Deposits decreased $13.2 million, or 0.9%, to $1.48 billion at December 31, 2005, from $1.50 billion at September 30, 2005. During the current quarter, the Bank continued to resist pressure to increase the rates it pays on deposits. Management's goal is to slow the increase in the cost of funds being caused by a rise in market interest rates. The result of this strategy is the run off of deposits. The decrease was primarily in certificates of deposit, partially offset by a nominal increase in core deposits. During the quarter ended June 30, 2005, the Bank reacted to competitive pressures in the market place by offering a premium short-term interest rate, which attracted new money in the form of certificates of deposit. However, the Bank retreated from that strategy during the two most recent quarters due to the negative effect on its cost of funds. During the quarter ended September 30, 2005, deposits decreased $32.1 million, again with the decrease coming primarily in certificates of deposit.

FHLB Advances
-------------

Federal Home Loan Bank advances decreased $144,000, or 0.2%, to $61.4 million at December 31, 2005, from $61.5 million at September 30, 2005 due to scheduled principal payments on amortizing advances.

Capital Management
------------------

During the quarter ended December 31, 2005, stockholders' equity increased $368,000 to $506.4 million from $506.0 million at September 30, 2005. The increase is attributed to net income recorded during the quarter, an increase in accumulated other comprehensive income, the release of unearned ESOP shares and transactions resulting from the stock option plan approved at the Company's annual meeting held in October 2005. The increase was partially offset by treasury stock purchased and common stock dividends declared for the subsequent quarter. The increase in accumulated other comprehensive income resulted from an improvement in the carrying value, net of taxes, of the Company's available for sale portfolio.

The Company's ratio of tangible equity to tangible assets was 21.18% at December 31, 2005. The Tier 1 capital ratio was 55.3%, far in excess of the 6.00% level required to be considered "well-capitalized" under regulatory guidelines.

Statements contained in this news release, that are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                   December 31,        September 30,
                                                                       2005                2005
                                                                       ----                ----
Balance Sheet Data:
Assets                                                             $  2,062,773        $   2,075,959
Loans receivable, net                                                   628,121              597,500
Mortgage-backed securities held to maturity                             717,953              746,193
Securities available for sale                                            26,740               25,534
Investment securities held to maturity                                  461,781              463,551
Cash and cash equivalents                                                72,894               85,288
Goodwill                                                                 82,263               82,263
Deposits                                                              1,483,494            1,496,744
Federal Home Loan Bank advances                                          61,400               61,544
Total stockholders' equity                                              506,414              506,046


                                                                               For the Three Months Ended
                                                                   ---------------------------------------------------
                                                                   December 31,        September 30,       December 31,
                                                                       2005                2005               2004
                                                                       ----                ----               ----
Summary of Operations:
Interest income                                                    $     21,995        $      21,971       $   19,832
Interest expense                                                          9,507                9,158            7,174
                                                                   ------------        -------------       ----------
Net interest income                                                      12,488               12,813           12,658
Provision for loan losses                                                    64                   75             (34)
                                                                   ------------        -------------       ----------
Net interest income after provision for loan losses                      12,424               12,738           12,692
Non-interest income                                                         617                  507              410
Non-interest income from gain on sale of available
  for sale securities                                                         0                   86                0
Non-interest expense                                                     10,138                9,378            8,767
                                                                   ------------        -------------       ----------
Income before taxes                                                       2,903                3,953            4,335
Provision for income taxes                                                  577                  989            1,143
                                                                   ------------        -------------       ----------
Net income                                                         $      2,326        $       2,964       $    3,192
                                                                   ============        =============       ==========

Per Share Data:
Net income per share - basic                                              $0.03                $0.04          $319.20
Net income per share - diluted                                            $0.03                $0.04          $319.20
Weighted average number of common shares
  outstanding - basic                                                71,046,123           71,052,679           10,000
Weighted average number of common shares
  outstanding - diluted                                              71,096,851           71,052,679           10,000

Per Share Data:
Cash dividends per share (1)                                              $0.05                $0.04            $0.00
Dividend payout ratio (2)                                                 46.91%               29.45%            0.00%

(1)  Represents   cash  dividends  paid  per  share  to  minority   stockholders
     (21,821,250  shares).
(2) Represents cash dividends paid to minority stockholders divided by net income.

                                                                               For the Three Months Ended
                                                                   ---------------------------------------------------
                                                                   December 31,        September 30,       December 31,
                                                                       2005                2005               2004
                                                                       ----                ----               ----
Performance Ratios:
Return on average assets                                                  0.45%                0.56%            0.67%
Return on average equity                                                  1.84%                2.35%            4.28%
Net interest rate spread (1)                                              2.06%                2.11%            2.66%
Net interest margin (2)                                                   2.61%                2.63%            2.89%
Average interest-earning assets to average
  interest-bearing liabilities                                          127.69%              127.71%          114.36%
Efficiency ratio (net of gain on sale of available
  for sale securities)                                                   77.36%               70.41%           67.09%
Non-interest expense to average assets                                    1.96%                1.79%            1.85%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.


                                                                            At or for the Three Months Ended
                                                                   ---------------------------------------------------
                                                                   December 31,        September 30,       December 31,
                                                                       2005                2005               2004
                                                                       ----                ----               ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                       0.20%                0.33%            0.32%
Non-performing assets to total assets                                     0.07%                0.10%            0.10%
Net charge-offs to average loans outstanding                              0.00%                0.00%            0.00%
Allowance for loan losses to total loans                                  0.88%                0.91%            1.02%
Allowance for loan losses to non-performing loans                       447.54%              279.13%          315.11%

(1)  Asset quality ratios are period end ratios unless otherwise noted.

                                                                            At or for the Three Months Ended
                                                                   ---------------------------------------------------
                                                                   December 31,        September 30,       December 31,
                                                                       2005                2005               2004
                                                                       ----                ----               ----
Capital Ratios:
Average equity to average assets                                         24.40%               24.04%           15.72%
Equity to assets at period end                                           24.55%               24.38%           16.01%
Tangible equity to tangible assets at period end                         21.18%               21.02%           11.55%

                                                                                        (Unaudited)
                                                                               For the Three Months Ended
                                                                   ---------------------------------------------------
                                                                   December 31,        September 30,       December 31,
                                                                       2005                2005               2004
                                                                       ----                ----               ----
Average Balances:
Loans receivable, net                                              $    611,195        $    576,751       $    512,029
Mortgage-backed securities held to maturity                             739,275             757,472            718,736
Investment securities held to maturity and securities
  available for sale                                                    488,455             501,748            488,174
Other interest-earning assets                                            71,924             111,397             31,870
                                                                   ------------        ------------       ------------
        Total interest earning assets                                 1,910,849           1,947,368          1,750,809
Non-interest-earning assets                                             162,453             154,113            147,867
                                                                   ------------        ------------       ------------
        Total assets                                               $  2,073,302        $  2,101,481       $  1,898,676
                                                                   ============        ============       =============

Deposits                                                           $  1,434,979        $  1,462,018       $  1,447,956
FHLB advances                                                            61,451              62,821             82,988
                                                                   ------------        ------------       ------------
        Total interest-bearing liabilities                            1,496,430           1,524,839          1,530,944
Non-interest-bearing liabilities                                         70,888              71,430             69,220
Stockholders' equity                                                    505,984             505,212            298,512
                                                                   ------------        ------------       ------------
        Total liabilities and stockholders' equity                 $  2,073,302        $  2,101,481       $  1,898,676
                                                                   ============        ============       ============

                                                                               For the Three Months Ended
                                                                   ---------------------------------------------------
                                                                   December 31,        September 30,       December 31,
                                                                       2005                2005               2004
                                                                       ----                ----               ----
Spread and Margin Analysis:
Average yield on:
  Loans receivable, net                                                   5.59%                5.63%            5.72%
  Mortgage-backed securities held to maturity                             4.55%                4.52%            4.62%
  Investment securities held to maturity and securities
    available for sale                                                    3.54%                3.48%            3.35%
  Other interest-earning assets                                           3.92%                3.30%            1.63%
Average cost of:
  Deposits                                                                2.41%                2.27%            1.71%
  FHLB advances                                                           5.58%                5.55%            4.76%
Net interest rate spread                                                  2.06%                2.11%            2.66%
Net interest margin                                                       2.61%                2.63%            2.89%
Average interest-earning assets to average
  interest-bearing liabilities                                          127.69%              127.71%          114.36%

                                                                       For the Six Months Ended
                                                                   ----------------------------------
                                                                   December 31,        December 31,
                                                                       2005                2004
                                                                       ----                ----
Summary of Operations:
Interest income                                                    $     43,966        $      39,739
Interest expense                                                         18,665               14,277
                                                                   ------------        -------------
Net interest income                                                      25,301               25,462
Provision for loan losses                                                   139                  117
                                                                   ------------        -------------
Net interest income after provision for loan losses                      25,162               25,345
Non-interest income                                                       1,124                  833
Non-interest income from gain on sale of available
  for sale securities                                                        86                   71
Non-interest expense                                                     19,516               16,556
                                                                   ------------        -------------
Income before taxes                                                       6,856                9,693
Provision for income taxes                                                1,566                2,705
                                                                   ------------        -------------
Net income                                                         $      5,290        $       6,988
                                                                   ============        =============

Per Share Data:
Net income per share - basic                                              $0.07              $698.80
Net income per share - diluted                                            $0.07              $698.80
Weighted average number of common shares
  outstanding - basic                                                71,049,401               10,000
Weighted average number of common shares
  outstanding - diluted                                              71,074,765               10,000

Per Share Data:
Cash dividends per share (1)                                              $0.09                $0.00
Dividend payout ratio (2)                                                 37.13%                0.00%

(1)  Represents   cash  dividends  paid  per  share  to  minority   stockholders
     (21,821,250 shares).
(2) Represents cash dividends paid to minority stockholders divided by net income.

                                                                       For the Six Months Ended
                                                                   ----------------------------------
                                                                   December 31,        December 31,
                                                                       2005                2004
                                                                       ----                ----
Performance Ratios:
Return on average assets                                                  0.51%                0.73%
Return on average equity                                                  2.09%                4.72%
Net interest rate spread (1)                                              2.09%                2.65%
Net interest margin (2)                                                   2.62%                2.88%
Average interest-earning assets to average
  interest-bearing liabilities                                          127.70%              114.27%
Efficiency ratio (net of gain on sale of available
  for sale securities)                                                   73.85%               62.96%
Non-interest expense to average assets                                    1.87%                1.73%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.

                                                                    At or for the Six Months Ended
                                                                   ----------------------------------
                                                                   December 31,        December 31,
                                                                       2005                2004
                                                                       ----                ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                       0.20%                0.32%
Non-performing assets to total assets                                     0.07%                0.10%
Net charge-offs to average loans outstanding                              0.00%                0.00%
Allowance for loan losses to total loans                                  0.88%                1.02%
Allowance for loan losses to non-performing loans                       447.54%              315.11%

(1)  Asset quality ratios are period end ratios unless otherwise noted.

                                                                    At or for the Six Months Ended
                                                                   ----------------------------------
                                                                   December 31,        December 31,
                                                                       2005                2004
                                                                       ----                ----
Capital Ratios:
Average equity to average assets                                         24.22%               15.50%
Equity to assets at period end                                           24.55%               16.01%
Tangible equity to tangible assets at period end                         21.18%               11.55%


                                                                       For the Six Months Ended
                                                                   ----------------------------------
                                                                   December 31,        December 31,
                                                                       2005                2004
                                                                       ----                ----
Average Balances:
Loans receivable, net                                              $    593,973        $    511,354
Mortgage-backed securities held to maturity                             748,374             736,865
Investment securities held to maturity and securities
  available for sale                                                    495,102             485,067
Other interest-earning assets                                            91,660              33,227
                                                                   ------------        ------------
        Total interest earning assets                                 1,929,109           1,766,513
Non-interest-earning assets                                             158,444             146,258
                                                                   ------------        ------------
        Total assets                                               $  2,087,553        $  1,912,771
                                                                   ============        ============

Deposits                                                           $  1,448,498        $  1,461,365
FHLB advances                                                            62,136              84,545
                                                                   ------------        ------------
        Total interest-bearing liabilities                            1,510,634           1,545,910
Non-interest-bearing liabilities                                         71,321              70,465
Stockholders' equity                                                    505,598             296,396
                                                                   ------------        ------------
        Total liabilities and stockholders' equity                 $  2,087,553        $  1,912,771
                                                                   ============        ============


                                                                       For the Six Months Ended
                                                                   ----------------------------------
                                                                   December 31,        December 31,
                                                                       2005                2004
                                                                       ----                ----
Spread and Margin Analysis:
Average yield on:
  Loans receivable, net                                                   5.61%                5.65%
  Mortgage-backed securities held to maturity                             4.54%                4.60%
  Investment securities held to maturity and securities
    available for sale                                                    3.51%                3.34%
  Other interest-earning assets                                           3.55%                1.47%
Average cost of:
  Deposits                                                                2.34%                1.68%
  FHLB advances                                                           5.56%                4.68%
Net interest rate spread                                                  2.09%                2.65%
Net interest margin                                                       2.62%                2.88%
Average interest-earning assets to average
  interest-bearing liabilities                                          127.70%              114.27%
